Exhibit 99.1

SRA ANNOUNCES FINANCIAL RESULTS FOR FOURTH

QUARTER AND FISCAL YEAR 2004

•	Revenue: $180.9 Million for Fiscal Fourth Quarter, $615.8 Million for Fiscal Year 2004

•	Net Income: $11.9 Million for Fiscal Fourth Quarter, $38.9 Million for Fiscal Year 2004

•	Diluted EPS: $0.43 for Fiscal Fourth Quarter, $1.42 for Fiscal Year 2004

FAIRFAX, Va. – August 2, 2004 – SRA International, Inc. (NYSE: SRX), a leading provider of information technology services and solutions to the federal government, today announced operating results for the fourth quarter and fiscal year 2004, which ended June 30, 2004.

Revenue for the quarter increased 42% from $127.1 million in the June 2003 quarter to $180.9 million. Revenue for the year increased 37% from $450.4 million in fiscal year 2003 to $615.8 million.

Operating income for the quarter increased 40% from $13.5 million in the June 2003 quarter to $18.9 million. Operating income margin was 10.5% for the quarter. Full-year operating income increased 47% from $42.0 million in fiscal year 2003 to $61.6 million. Operating income margin was 10.0% for the full fiscal year.

Net income for the quarter increased 40% from $8.5 million in the June 2003 quarter to $11.9 million. Net income for the year increased 31% from $29.7 million in fiscal year 2003 to $38.9 million. Net income for fiscal year 2003 included a $0.6 million after-tax gain on the sale of the equity investment in Mail2000 and a $2.8 million after-tax gain on the sale of the Assentor practice. Excluding the one-time gains, fiscal year 2003 net income was $26.2 million, implying 49% growth in net income during fiscal year 2004. Management believes that excluding these one-time fiscal year 2003 gains provides a better baseline for comparison with fiscal year 2004 results.

Diluted earnings per share for the quarter increased 23% to $0.43 from $0.35 for the June 2003 quarter. The diluted weighted average share count for the year increased 15%, from 23.7 million shares in fiscal year 2003 to 27.4 million shares in fiscal year 2004, primarily as a result of the 2.5 million shares sold by the Company in its follow-on offering in June 2003. Even so, diluted EPS for the year were up 14% from $1.25 in fiscal year 2003 to $1.42. Excluding the one-time fiscal year 2003 gains described above, diluted EPS grew by 29% during fiscal year 2004, even with the additional shares sold by the Company in the follow-on offering.

Ernst Volgenau, SRA Chairman and Chief Executive Officer, stated, “We are pleased to complete our 26th consecutive year of growth and profitability in such a spectacular fashion. This is also our ninth successful quarter as a public company, and our visibility into future business is excellent. We continue on our quest to build one of the world’s best companies based on an ethic of honesty and service.”

Chief Financial Officer Stephen Hughes added, “We are pleased with the revenue growth and expansion of margins during fiscal year 2004. We continued to strengthen our balance sheet and enhance our cash management as we reduced days sales outstanding another two days to 74.”

New Business Awards

During the fourth quarter, SRA won new business with potential value of $332 million. For the fiscal year the Company won new business with a potential of $1.3 billion over six years if all options are exercised. The Company backlog of signed business orders is now nearly $2.1 billion, an increase of 34% over the previous fiscal year. A description follows of seven key contract awards during the quarter:

•	The Department of Defense Military Surface Deployment and Distribution Command awarded SRA a competitive contract to design, develop, deploy, operate, and maintain a web-based personal property system to support the transfer of military service families worldwide. The contract has an estimated value of $54.6 million over ten years if all options are exercised. The new system will integrate commercial off-the-shelf customer relationship management and supply chain management technologies, streamline the personal property movement process, and align with transportation reengineering and business improvement initiatives throughout DoD.

•	SRA is a key member of the Smart Border Alliance led by Accenture LLP and selected by the Department of Homeland Security to design and implement the United States Visitor and Immigrant Status Indicator Technology (US-VISIT) program. The Alliance will develop and implement an integrated, automated system to track pre-entry, entry, status, and exit of visitors at the nation’s more than 400 air, land, and sea ports of entry.

•	SRA won a re-competition to provide project management, systems engineering, and other technical services to the Office of the Deputy Under Secretary of Defense for Advanced Systems and Concepts (AS&C). The task order has an estimated value of $22.7 million over five years if all options are exercised. AS&C is chartered to respond to urgent warfighter needs with high-priority, congressionally-mandated, advanced technology programs. Since 1996, SRA has been the prime systems engineering and technical assistance contractor for AS&C.

•	The U.S. Army selected SRA to develop and maintain an integrated Force Management System that helps planners develop the organizational structure of personnel and materiel for the entire Army. The task order has an estimated value of $22.5 million over five years if all options are exercised and continues the support SRA has provided since 1999. SRA will integrate four existing systems and implement improved business processes to create a single Force Management System. SRA will also sustain the operation of current information systems during the migration to the new system.

•	SRA was awarded a contract to provide a broad range of technical and program support services to the Defense Advanced Research Projects Agency (DARPA) Tactical Technology Office (TTO). The contract has an estimated value of $19.9 million over five years if all options are exercised. SRA will perform strategic planning, technology assessment, and business and technical support to enable DARPA TTO to manage advanced military research programs.

•	SRA was awarded a competitive contract to develop a Web-based database system to collect, store, and analyze genomic research data used by biomedical researchers at the National Institute of Allergy and Infectious Diseases (NIAID), which is part of the National Institutes of Health. The contract has an estimated value of $13.6 million over five years if all options are exercised. NIAID supports basic and applied research to reduce the impact of bioterrorism as well as emerging diseases. SRA services and solutions will include database design and development, data and text mining, systems integration, and information security.

•	The Department of the Treasury awarded SRA a competitive contract to provide a broad range of information assurance services. The task order has an estimated value of $8.5 million over five years if all options are exercised. SRA will work with the Office of Security Compliance to plan and manage requirements related to IT security policy, awareness and training, security oversight and compliance, and critical infrastructure protection.

Forward Guidance

The Company is issuing initial guidance for the first quarter of fiscal year 2005 and raising its forward guidance for fiscal year 2005. The table below represents management’s current expectations about the Company’s future financial performance, based on information available at this time. The forward guidance in the table below does not include any effect for additional acquisitions SRA might make in the future.

Measure	Quarter Ending September 30, 2004	Fiscal Year Ending June 30, 2005
Revenue (in millions)	$176-$181	$720-$750
Diluted EPS	$0.37-$0.39	$1.65-$1.75
Diluted Share Equivalents (in millions)	27.7	27.9

Previously, the Company provided guidance for fiscal year 2005 revenue of $700-$725 million and diluted earnings per share of $1.60-$1.70 based on 27.9 million shares.

About SRA International, Inc.

SRA is a leading provider of information technology services and solutions — including strategic consulting; systems design, development, and integration; and outsourcing and operations management — to clients in national security, health care and public health, and civil government markets. The Company also delivers business solutions for text and data mining, contingency and disaster response planning, information assurance, environmental strategies and technology, enterprise systems management, and wireless integration.

FORTUNE® magazine has chosen SRA as one of the “100 Best Companies to Work For” for five consecutive years. The Company’s 3,400 employees serve clients from its headquarters in Fairfax, Virginia, and offices across the country. For additional information on SRA, please visit http://www.sra.com.

Any statements in this press release about future expectations, plans, and prospects for SRA, including statements about the estimated value of the contract and work to be performed, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: our dependence on our contracts with federal government agencies, particularly within the U.S. Department of Defense, for substantially all of our revenue, our dependence on our GSA schedule contracts and our position as a prime contractor on government-wide acquisition contracts to grow our business, and other factors discussed in our latest quarterly report on Form 10-Q filed with the SEC on May 6, 2004. In addition, the forward-looking statements included in this press release represent our views as of August 2, 2004. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward- looking statements should not be relied upon as representing our views as of any date subsequent to August 2, 2004.

CONTACTS:
Stuart Davis	Stephen Hughes
Vice President and Director, Investor Relations	Senior Vice President and CFO
SRA International, Inc.	SRA International, Inc.
(703) 502-7731	(703) 227-7010
stuart_davis@sra.com	steve_hughes@sra.com

Consolidated Statements of Operations

(in thousands, except share and per share amounts)

		Three Months Ended		Year Ended
		6/30/03	6/30/04	6/30/03	6/30/04
Revenue		$127,121	$180,860	$450,375	$615,802
Operating costs and expenses:
Cost of services		88,872	131,223	316,672	442,771
Selling, general, and administrative		22,212	27,691	82,753	100,919
Depreciation and amortization		2,543	2,998	8,962	10,511

Total operating costs and expenses		113,627	161,912	408,387	554,201

Operating income		13,494	18,948	41,988	61,601
Interest expense		(10)	—	(111)	(6)
Interest income		302	269	1,498	1,480
Gain on sale of equity method investment	(a)	—	—	1,031	—
Gain on sale of Assentor practice	(b)	—	—	4,685	—
Other income	(c)	—	—	—	153

Income before taxes		13,786	19,217	49,091	63,228
Provision for income taxes		5,308	7,341	19,431	24,291

Net income		$8,478	$11,876	$29,660	$38,937

Earnings per share:
Basic		$0.38	$0.46	$1.39	$1.53

Diluted		$0.35	$0.43	$1.25	$1.42

Weighted-average shares:
Basic		22,071,555	25,811,404	21,345,155	25,504,489

Diluted		24,210,355	27,552,294	23,729,986	27,369,014

(a)	Non-recurring item reflects the receipt of an escrow payment related to the sale of our minority interest in Mail2000, Inc. in February 2001.
(b)	Non-recurring item reflects the sale of our Assentor practice in October 2002.
(c)	Non-recurring item reflects the reversal of remaining reserves established to cover estimated interest payments to state tax authorities in connection with our tax accounting method change in February 2002.

Condensed Consolidated Balance Sheets

(in thousands, except per share amounts)

	As of
	6/30/03	6/30/04
Current assets:
Cash and cash equivalents	$158,264	$143,367
Short-term investments	433	9,076
Accounts receivable, net	119,224	164,162
Prepaid expenses and other	12,434	14,049
Deferred income taxes, current	5,980	4,442

Total current assets	296,335	335,096

Property and equipment, net	20,641	23,498

Other assets:
Goodwill	36,171	62,747
Identified intangibles, net	6,120	13,168
Deferred compensation trust	3,483	4,661
Deferred income taxes, noncurrent	1,308	—
Investments	653	13,719

Total other assets	47,735	94,295

Total assets	$364,711	$452,889

Current liabilities:
Accounts payable and accrued expenses	$40,338	$57,226
Accrued payroll and employee benefits	30,993	39,798
Billings in excess of revenue recognized	4,949	8,276
Current portion of long-term debt	400	—

Total current liabilities	76,680	105,300

Long-term liabilities:
Deferred income taxes, noncurrent	—	1,612
Other long-term liabilities	5,016	6,709

Total long-term liabilities	5,016	8,321

Total liabilities	81,696	113,621

Stockholders’ equity:
Preferred stock, $0.20 par value	—	—
Class A common stock, $0.004 par value	93	97
Class B common stock, $0.004 par value	40	39
Additional paid-in capital	224,808	241,831
Treasury stock, at cost	(47,057)	(46,560)
Deferred stock-based compensation	(509)	(716)
Retained earnings	105,640	144,577

Total stockholders’ equity	283,015	339,268

Total liabilities and stockholders’ equity	$364,711	$452,889

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Year Ended
	6/30/03	6/30/04
Cash flows from operating activities:
Net income	$29,660	$38,937
Adjustments to reconcile net income to net cash provided by operating activities-
Depreciation and amortization	9,042	10,511
Stock-based compensation	211	259
Tax benefits of stock option exercises	12,622	7,109
Deferred income taxes	(785)	1,982
Gain on sale of equity method investment	(1,031)	—
Gain on sale of Assentor practice	(4,685)	—
Working capital changes	(1,723)	(15,347)

Net cash provided by operating activities	43,311	43,451

Cash flows from investing activities:
Capital expenditures	(9,596)	(11,760)
Purchases of investments	(8,353)	(22,792)
Proceeds from sales of investments	7,270	1,083
Proceeds from sale of equity method investment	1,031	—
Proceeds from sale of Assentor practice	4,685	—
Earn-out payments to former Marasco Newton Group, Ltd., stockholders	(8,006)	—
Acquisition of Adroit Systems, Inc., net of cash acquired	(33,304)	—
Acquisition of ORION Scientific Systems, net of cash acquired	—	(32,927)

Net cash used in investing activities	(46,273)	(66,396)

Cash flows from financing activities:
Repayment of term loan	(1,600)	(400)
Repayment of Adroit Systems, Inc. debt acquired	(990)	—
Issuance of common stock	77,950	5,459
Reissuance of treasury stock	1,696	3,134
Purchase of treasury stock	(2,967)	(145)

Net cash provided by financing activities	74,089	8,048

Net increase (decrease) in cash and cash equivalents	71,127	(14,897)
Cash and cash equivalents, beginning of period	87,137	158,264

Cash and cash equivalents, end of period	$158,264	$143,367

Supplemental disclosures of cash flow information:
Cash paid during the period-
Interest	$131	$13

Income taxes	$8,091	$11,249

Cash received during the period-
Interest	$1,317	$1,537

Income taxes	$168	$767

Pro Forma Earnings Per Share For The Year Ended June 30, 2003

(in thousands, except share and per share amounts)

The Company has presented net income, as adjusted, to show the effect that one-time gains had on the Company’s earnings per share for the year ended June 30, 2003. The Company believes that this non-GAAP financial measure provides useful information to investors because it allows investors to compare the Company’s current performance to prior year performance, excluding the one-time gains, on a consistent basis. This non-GAAP financial measure should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

	As Reported Year Ended 6/30/03	Adjustments	Pro Forma Year Ended 6/30/03

Operating Income	$41,988	—	$41,988

Interest expense	(111)	—	(111)
Interest income	1,498	—	1,498
Gain on sale of equity method investment [1]	1,031	(1,031)	—
Gain on sale of Assentor practice [1]	4,685	(4,685)	—

Income before taxes	49,091	(5,716)	43,375

Provision for taxes [1]	19,431	(2,264)	17,167

Net income [1]	$29,660	(3,452)	$26,208

Earnings per share:
Basic [1]	$1.39	$(0.16)	$1.23

Diluted [1]	$1.25	$(0.15)	$1.10

Weighted-average shares:
Basic	21,345,155	—	21,345,155

Diluted	23,729,986	—	23,729,986

[1]	Adjusted to eliminate the Company’s one-time gains related to the receipt of an escrow payment from the sale of its minority interest in Mail2000, Inc. and the receipt of proceeds from the sale of its Assentor practice and related tax effect at a consolidated effective tax rate of 39.6%.